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   eSynch Board of Directors Sets Record Date for Proposed Streamedia Merger

TUSTIN, Calif., Feb. 28, 2001 -- eSynch Corporation (OTC BB: ESYN), a pioneer of integrated video tools and services for the streaming media and video-on-demand markets, today announced that its Board of Directors has established February 28, 2001 as the date of record for the meeting for approval of the proposed merger with Streamedia Communications, Inc., (NASDAQ: SMIL) New York. The place and time of the meeting will be announced at a later time.

According to terms of the letter of intent announced on January 24, 2001, eSynch will become a wholly owned subsidiary of Streamedia in order to preserve eSynch's established branding within the industry. Together, the combined companies will provide a single source for clients seeking superior streaming media services, including hosting, Web design, encoding, distribution, and customized site development.

"This merger is consistent with eSynch's continued focus on building critical mass in the streaming media arena," said Tom Hemingway, chief executive officer of eSynch. "Mutually beneficial to the shareholders, customers, and partners of both companies, our combined assets will increase our presence in key markets and accelerate our growth strategy."

The consummation of the proposed merger is subject to various risks and conditions including approval by the boards of directors and shareholders of each company. These risks are and will be detailed, from time to time, in eSynch's filings with the Securities and Exchange Commission, including Form 10-KSB for the year ended Dec. 31, 1999 and subsequent Forms 10-QSB, 10-KSB, and 8-K.

About eSynch
eSynch Corporation (OTC Bulletin Board: ESYN), founded in 1994, is a leading provider of video delivery tools, streaming media services, and software utilities. eSynch's flagship products include SiteStreamer, an advanced software solution that allows Web sites to stream video in a more intelligent, fully branded environment; ChoiceCaster, the first all-in-one broadband media player; and KISSCO software utilities. For more information, please visit HTTP://WWW.ESYNCH.COM/.

About Streamedia
Streamedia Communications, Inc. (TM) (NASDAQ: SMIL, SMILW; BOS: STA, STAW), located at WWW.STREAMEDIA.NET, is a dynamic broadband services company that redefines how businesses communicate utilizing the power of the Internet and streaming media. As part of its overall streaming solution, Streamedia conceptualizes and designs its clients' IT infrastructure to optimize their streaming strategy as well as provide web design, application development, third-party technology integration, encoding and hosting services. The company has been referenced by U.S. Bancorp Piper Jaffray, whose analysts concluded that "streaming media is the next macro growth driver on the Internet ... the Internet of tomorrow (two to five years) will resemble television of today in terms of audio and video quality, while enabling users to control the media viewing experience." The research report is located at:
HTTP://WWW.GOTOANALYSTS.COM/PIPERPUBLIC/GOTO/FEATURE_STREAMINGMEDIA.ASP.

Safe Harbor Statement
Statements herein express management's beliefs and expectations regarding future performance and are forward-looking and involve risks and uncertainties, including, but not limited to, the ability to negotiate outstanding prior debts of acquired companies; properly identify acquisition partners; adequately perform due diligence; manage and integrate acquired businesses; react to quarterly fluctuations in results; raise working capital and secure other financing; respond to competition

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and rapidly changing technology; deal with market and stock price fluctuations; and other risks. These risks are and will be detailed, from time to time, in eSynch's Securities and Exchange Commission filings, including Form 10-KSB for the year ended Dec. 31, 1999 and subsequent Forms 10-QSB and 8-K. Actual results may differ materially from management's expectations.

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STREAMEDIA CONTACT:                                     ESYNCH CONTACT:
-------------------                                     ---------------
John Smith                                              Leslie Drechsler
Streamedia                                              eSynch Corporation
212-445-1700                                            Marketing Communications
                                                        714-258-1900, ext. 356
jsmith@streamedia.net                                   ldrechsler@esynch.com